SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

October 2, 2003

Date of Report (Date of earliest event reported)

Proxim Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30993	52-2198231

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

935 Stewart Drive
Sunnyvale, California 94085

(Address of Principal Executive Offices) (Zip Code)

(408) 731-2700

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

     On October 2, 2003, Proxim Corporation (“Proxim” or the “Company”) announced that the Company has agreed to amended terms of the Securities Purchase Agreement with Warburg Pincus Private Equity VIII, L.P. (“Warburg”), Broadview Capital Partners L.P., Broadview Capital Partners Qualified Purchaser Fund L.P. and Broadview Capital Partners Affiliates Fund LLC (collectively with Warburg, the “Investors”), dated as of July 22, 2003 and previously filed as an exhibit to Form 8-K, and the $30 million in aggregate principal amount of secured exchangeable promissory notes issued by Proxim to the Investors on July 30, 2003. Proxim, the Investors and certain other parties intend to enter into definitive documents setting forth the amended financing terms as soon as reasonably practicable.

     In addition, Proxim announced that the Company will postpone the special meeting of stockholders scheduled for Tuesday, October 7, 2003 to a date to be announced and will circulate updated proxy materials for the special meeting of stockholders to consider the amended financing terms. The Company anticipates that this meeting will take place in late October or November 2003.

     The full text of the press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

99.1	Press release dated October 2, 2003, entitled “Warburg Pincus and Broadview Capital Partners to Complete Investment in Proxim Corporation under Modified Terms.”

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

PROXIM CORPORATION (Registrant)

Dated: October 3, 2003	By:	/s/ David L. Thompson

David L. Thompson Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number

99.1	Press release dated October 2, 2003, entitled “Warburg Pincus and Broadview Capital Partners to Complete Investment in Proxim Corporation under Modified Terms.”